Exhibit 99.1
Designer Brands Inc. Reports Fourth Quarter and Fiscal Year 2022 Financial Results
Owned Brands Net Sales up 32.1% for 2022 Compared to Last Year
2022 Gross Margin Up 400 Basis Points over 2019 as Brand Building Strategy Takes Hold

COLUMBUS, Ohio, March 16, 2023 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, announced financial results for the three months and year ended January 28, 2023.

Roger Rawlins, Chief Executive Officer, stated, "Our 2022 results clearly showcase the power and success of our brand building strategy with our Owned Brands growing over 32% to last year while delivering gross margins 400 basis points higher than those we saw in 2019. These results showcase the successful execution of our strategy. I am incredibly proud of our team and their tireless efforts, and I am excited about what lies ahead for Designer Brands."

Doug Howe, President of DSW and incoming Chief Executive Officer, added, "Looking ahead, we are confident in the strength of our business as we work to integrate new and recognizable names into the Designer Brands family, including Keds, Le Tigre, Topo Athletic, and Hush Puppies. Although we are navigating through a volatile environment, we are well-positioned to offer great value and a diverse assortment of product to our customers as we head into 2023. We will continue to be prudent in managing our expenses and inventory and drive growth in our portfolio of increasingly diversified Owned Brands."

Fourth Quarter Operating Results (Unless otherwise stated, all comparisons are to the fourth quarter of 2021)
•Net sales decreased 7.5% to $760.5 million.
•Comparable sales decreased by 5.5%.
•Gross profit decreased to $222.0 million versus $254.2 million last year, and gross margin was 29.2% as compared to 30.9% last year.

•Reported net income attributable to Designer Brands Inc. was $45.1 million, or diluted earnings per share ("EPS") of $0.66, including net benefits of $0.59 per diluted share from adjusted items, primarily related to the change in valuation allowance on deferred tax assets, partially offset by restructuring and termination costs and CEO transition costs.
•Adjusted net income was $4.7 million, or adjusted diluted EPS of $0.07.

Full Year Operating Results (unless otherwise stated, all comparisons are to full year 2021)
•Net sales increased 3.7% to $3.3 billion.
•Comparable sales increased by 4.4%.
•Gross profit was flat to last year at $1.1 billion, and gross margin was 32.6% as compared to 33.4% last year.
•Reported net income attributable to Designer Brands Inc. was $162.7 million, or diluted EPS of $2.26, including net benefits of $0.41 per diluted share from adjusted items, primarily related to the change in valuation allowance on deferred tax assets, partially offset by the loss on extinguishment of debt and write-off of debt issuance costs, restructuring and termination costs, CEO transition costs, and impairment charges.
•Adjusted net income was $133.7 million, or adjusted diluted EPS of $1.85.

Liquidity Highlights
•Cash and cash equivalents totaled $58.8 million at the end of 2022, compared to $72.7 million at the end of 2021, with $243.9 million available for borrowings under our senior secured asset-based revolving credit facility ("ABL Revolver"). Debt totaled $281.0 million at the end of 2022 compared to $225.5 million at the end of 2021.
•The Company ended the year with inventories of $605.7 million compared to $586.4 million at the end of 2021.

Return to Shareholders
•For the year ended January 28, 2023, we repurchased 10.7 million Class A common shares (14.6% of Class A and Class B common shares at the beginning of the fiscal year) at an aggregate cost of $147.5 million, with $187.4 million of Class A common shares that remain authorized under the program as of January 28, 2023.
•A dividend of $0.05 per share of Class A and Class B common shares will be paid on April 14, 2023 to shareholders of record at the close of business on March 31, 2023.

Store Openings and Closings
During the fourth quarter of 2022, we closed three stores in the U.S. with no changes to the store count in Canada, resulting in a total of 501 U.S. stores and 138 Canadian stores at the end of 2022.

Outlook for 2023
The Company has announced the following guidance for the full year 2023:

Metric	Fiscal 2023 Guidance
Net Sales:
Designer Brands net sales growth, excluding Keds	Down mid-single digits
Incremental net sales from Keds acquisition	$75.0 million to $85.0 million
Diluted EPS:
Designer Brands, excluding Keds	$1.65 - $1.75
Contribution from Keds acquisition	~$0.00

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 5071723 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://app.webinar.net/bkDVPKByrX8

For those unable to listen to the live webcast, an archived version will be available at the same location until March 23, 2023. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 2475851

About Designer Brands
Designer Brands is one of the world’s largest designers, producers and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry by inspiring self-expression across every facet of its enterprise. Through its portfolio of world-class owned brands, led by the industry-setting Vince Camuto brand, Designer Brands delivers on-trend footwear and accessories through its robust direct-to-consumer omni-channel infrastructure, featuring a billion-dollar digital commerce business and nearly 650 stores across the U.S. and Canada. Its retailing operations under the DSW Designer Shoe Warehouse and The Shoe Company banners deliver current, in-line footwear and accessories from most of the largest national brands in the industry and hold leading market share positions in key product categories across Women’s, Men’s and Kid’s in the U.S. and Canada. Designer Brands also distributes its owned brands through select wholesale relationships while leveraging its design and sourcing expertise to build private label product for national retailers. Designer Brands is also committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting our global community and the health of our planet through donating more than six million pairs of shoes to the global non-profit Soles4Souls. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic conditions, including inflationary pressures and rising interest rates, and the related impacts to consumer discretionary spending, as well as supply chain disruptions and pressures; risks and uncertainties related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our ability to manage our Chief Executive Officer transition, retain our existing management team, and continue to attract qualified new personnel; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems; risks related to the implementation of an enterprise resource planning system ("ERP") software solution and other IT systems; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; our ability to protect our reputation and to maintain the brands we license; our competitiveness with respect to style, price, brand availability, and customer service; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to comply with privacy laws and regulations, as well as other legal obligations; domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict; risks associated with climate change and other corporate responsibility issues and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or other reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	January 28, 2023		January 29, 2022		Change
	Amount	% of Total Segment Net Sales	Amount	% of Total Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$648,314	84.1%	$716,347	84.0%	$(68,033)	(9.5)%
Canada Retail	66,353	8.6%	61,828	7.3%	4,525	7.3%
Brand Portfolio	56,450	7.3%	74,149	8.7%	(17,699)	(23.9)%
Total segment net sales	771,117	100.0%	852,324	100.0%	(81,207)	(9.5)%
Elimination of intersegment net sales	(10,571)		(29,698)		19,127	(64.4)%
Consolidated net sales	$760,546		$822,626		$(62,080)	(7.5)%

	Twelve months ended
(dollars in thousands)	January 28, 2023		January 29, 2022		Change
	Amount	% of Total Segment Net Sales	Amount	% of Total Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$2,791,513	82.0%	$2,769,706	84.2%	$21,807	0.8%
Canada Retail	283,241	8.3%	234,809	7.1%	48,432	20.6%
Brand Portfolio	327,715	9.7%	286,024	8.7%	41,691	14.6%
Total segment net sales	3,402,469	100.0%	3,290,539	100.0%	111,930	3.4%
Elimination of intersegment net sales	(87,041)		(93,956)		6,915	(7.4)%
Consolidated net sales	$3,315,428		$3,196,583		$118,845	3.7%

Net Sales by Brand Category
(in thousands)	U.S. Retail	Canada Retail	Brand Portfolio	Eliminations	Consolidated
Three months ended January 28, 2023
Owned Brands:(1)
Direct-to-consumer	$129,398	$—	$13,710	$—	$143,108
External customer wholesale and commission income	—	—	32,169	—	32,169
Intersegment wholesale and commission income	—	—	10,571	(10,571)	—
Total Owned Brands	129,398	—	56,450	(10,571)	175,277
National brands	518,916	—	—	—	518,916
Canada Retail(2)	—	66,353	—	—	66,353
Total net sales	$648,314	$66,353	$56,450	$(10,571)	$760,546
Three months ended January 29, 2022
Owned Brands:(1)
Direct-to-consumer	$121,278	$—	$9,260	$—	$130,538
External customer wholesale and commission income	—	—	35,191	—	35,191
Intersegment wholesale and commission income	—	—	29,698	(29,698)	—
Total Owned Brands	121,278	—	74,149	(29,698)	165,729
National brands	595,069	—	—	—	595,069
Canada Retail(2)	—	61,828	—	—	61,828
Total net sales	$716,347	$61,828	$74,149	$(29,698)	$822,626
Twelve months ended January 28, 2023
Owned Brands:(1)
Direct-to-consumer	$569,741	$—	$37,840	$—	$607,581
External customer wholesale and commission income	—	—	202,834	—	202,834
Intersegment wholesale and commission income	—	—	87,041	(87,041)	—
Total Owned Brands	569,741	—	327,715	(87,041)	810,415
National brands	2,221,772	—	—	—	2,221,772
Canada Retail(2)	—	283,241	—	—	283,241
Total net sales	$2,791,513	$283,241	$327,715	$(87,041)	$3,315,428
Twelve months ended January 29, 2022
Owned Brands:(1)
Direct-to-consumer	$421,398	$—	$27,876	$—	$449,274
External customer wholesale and commission income	—	—	164,192	—	164,192
Intersegment wholesale and commission income	—	—	93,956	(93,956)	—
Total Owned Brands	421,398	—	286,024	(93,956)	613,466
National brands	2,348,308	—	—	—	2,348,308
Canada Retail(2)	—	234,809	—	—	234,809
Total net sales	$2,769,706	$234,809	$286,024	$(93,956)	$3,196,583
(1)    "Owned Brands" refers to those brands we have rights to sell through ownership or license arrangements.
(2)    We currently do not report the Canada Retail segment net sales by brand categories.

Comparable Sales
	Three months ended		Twelve months ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Change in comparable sales:
U.S. Retail segment	(8.1)%	36.3%	2.0%	55.0%
Canada Retail segment	15.9%	42.3%	28.8%	20.1%
Brand Portfolio segment - direct-to-consumer channel	44.4%	50.9%	34.5%	30.9%
Total	(5.5)%	36.9%	4.4%	51.6%

Store Count
(square footage in thousands)	January 28, 2023		January 29, 2022
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	501	10,092	508	10,308
Canada Retail segment:
The Shoe Company stores	113	596	115	607
DSW stores	25	496	25	496
	138	1,092	140	1,103
Total number of stores	639	11,184	648	11,411

Gross Profit
	Three months ended
(dollars in thousands)	January 28, 2023		January 29, 2022		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$188,315	29.0%	$225,490	31.5%	$(37,175)	(16.5)%	(250)
Canada Retail	17,976	27.1%	18,537	30.0%	(561)	(3.0)%	(290)
Brand Portfolio	12,031	21.3%	13,986	18.9%	(1,955)	(14.0)%	240
Total segment gross profit	218,322	28.3%	258,013	30.3%	(39,691)	(15.4)%	(200)
Net recognition (elimination) of intersegment gross profit	3,669		(3,785)		7,454
Consolidated gross profit	$221,991	29.2%	$254,228	30.9%	$(32,237)	(12.7)%	(170)

	Twelve months ended
(dollars in thousands)	January 28, 2023		January 29, 2022		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$904,583	32.4%	$933,555	33.7%	$(28,972)	(3.1)%	(130)
Canada Retail	99,121	35.0%	76,728	32.7%	22,393	29.2%	230
Brand Portfolio	72,006	22.0%	66,774	23.3%	5,232	7.8%	(130)
Total segment gross profit	1,075,710	31.6%	1,077,057	32.7%	(1,347)	(0.1)%	(110)
Net recognition (elimination) of intersegment gross profit	3,515		(8,420)		11,935
Consolidated gross profit	$1,079,225	32.6%	$1,068,637	33.4%	$10,588	1.0%	(80)

Intersegment Eliminations
	Three months ended
(in thousands)	January 28, 2023	January 29, 2022
Recognition (elimination) of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(10,571)	$(29,698)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	6,085	18,447
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	8,155	7,466
	$3,669	$(3,785)

	Twelve months ended
(in thousands)	January 28, 2023	January 29, 2022
Recognition (elimination) of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(87,041)	$(93,956)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	58,234	62,039
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	32,322	23,497
	$3,515	$(8,420)

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net sales	$760,546	$822,626	$3,315,428	$3,196,583
Cost of sales	(538,555)	(568,398)	(2,236,203)	(2,127,946)
Gross profit	221,991	254,228	1,079,225	1,068,637
Operating expenses	(222,034)	(233,574)	(896,382)	(870,682)
Income from equity investments	2,194	2,388	8,864	8,986
Impairment charges	(80)	(546)	(4,317)	(1,720)
Operating profit	2,071	22,496	187,390	205,221
Interest expense, net	(4,344)	(7,537)	(14,874)	(32,129)
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	(12,862)	—
Non-operating expenses, net	(21)	(801)	(130)	(67)
Income (loss) before income taxes	(2,294)	14,158	159,524	173,025
Income tax benefit (provision)	47,394	253	3,142	(18,544)
Net income	45,100	14,411	162,666	154,481
Net loss attributable to redeemable noncontrolling interest	10	—	10	—
Net income attributable to Designer Brands Inc.	$45,110	$14,411	$162,676	$154,481
Diluted earnings per share attributable to Designer Brands Inc.	$0.66	$0.19	$2.26	$2.00
Weighted average diluted shares	67,922	77,549	72,101	77,268

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	January 28, 2023	January 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$58,766	$72,691
Receivables, net	77,763	199,826
Inventories	605,652	586,429
Prepaid expenses and other current assets	47,750	55,270
Total current assets	789,931	914,216
Property and equipment, net	235,430	256,786
Operating lease assets	700,373	647,221
Goodwill	97,115	93,655
Intangible assets, net	31,866	15,527
Deferred tax assets	48,285	356
Equity investments	63,820	55,578
Other assets	42,798	31,295
Total assets	$2,009,618	$2,014,634
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$255,364	$340,877
Accrued expenses	190,676	215,812
Current operating lease liabilities	190,086	202,228
Total current liabilities	636,126	758,917
Long-term debt	281,035	225,536
Non-current operating lease liabilities	631,412	593,429
Other non-current liabilities	24,989	24,356
Total liabilities	1,573,562	1,602,238
Redeemable noncontrolling interest	3,155	—
Total shareholders' equity	432,901	412,396
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,009,618	$2,014,634

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Operating expenses	$(222,034)	$(233,574)	$(896,382)	$(870,682)
Non-GAAP adjustments:
CEO transition costs	3,750	—	3,750	—
Restructuring and termination costs	6,989	1,153	9,445	3,989
Acquisition-related costs and target acquisition costs	2,247	—	2,647	3,226
Total non-GAAP adjustments	12,986	1,153	15,842	7,215
Adjusted operating expenses	$(209,048)	$(232,421)	$(880,540)	$(863,467)
Operating profit	$2,071	$22,496	$187,390	$205,221
Non-GAAP adjustments:
CEO transition costs	3,750	—	3,750	—
Restructuring and termination costs	6,989	1,153	9,445	3,989
Acquisition-related costs and target acquisition costs	2,247	—	2,647	3,226
Impairment charges	80	546	4,317	1,720
Total non-GAAP adjustments	13,066	1,699	20,159	8,935
Adjusted operating profit	$15,137	$24,195	$207,549	$214,156
Net income attributable to Designer Brands Inc.	$45,110	$14,411	$162,676	$154,481
Non-GAAP adjustments:
CEO transition costs	3,750	—	3,750	—
Restructuring and termination costs	6,989	1,153	9,445	3,989
Acquisition-related costs and target acquisition costs	2,247	—	2,647	3,226
Impairment charges	80	546	4,317	1,720
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	12,862	—
Foreign currency transaction losses	21	801	130	67
Total non-GAAP adjustments before tax effect	13,087	2,500	33,151	9,002
Tax effect of non-GAAP adjustments	(1,428)	(672)	(6,513)	(2,291)
Valuation allowance change on deferred tax assets	(52,089)	(4,500)	(55,654)	(29,950)
Total non-GAAP adjustments, after tax	(40,430)	(2,672)	(29,016)	(23,239)
Net loss attributable to redeemable noncontrolling interest	(10)	—	(10)	—
Adjusted net income	$4,670	$11,739	$133,650	$131,242
Diluted earnings per share	$0.66	$0.19	$2.26	$2.00
Adjusted diluted earnings per share	$0.07	$0.15	$1.85	$1.70

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) CEO transition costs; (2) restructuring and termination costs, including severance charges other than those included in CEO transition costs; (3) acquisition-related costs and target acquisition costs; (4) impairment charges; (5) loss on extinguishment of debt and write-off of debt issuance costs; (6) foreign currency transaction losses; (7) the net tax impact of such items; (8) the change in the valuation allowance on deferred tax assets; and (9) net loss attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

Comparable Sales Performance Metric
We consider the change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important indicator of the performance of our retail and direct-to-consumer businesses. We include in our comparable sales metric stores in operation for at least 14 months at the beginning of the fiscal year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include stores temporarily closed as a result of the COVID-19 pandemic as management continues to believe that this metric is meaningful to monitor our performance. Comparable sales also include e-commerce sales. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales for the Brand Portfolio segment include the direct-to-consumer e-commerce site www.vincecamuto.com. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com